UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 31, 2009

CHINA RUITAI INTERNATIONAL HOLDINGS CO., LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-04494	13-5661446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wenyang Town Feicheng City ShanDong, China 271603
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 86 538 3850 703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Set-Off Agreement

On December 31, 2009, China Ruitai International Holdings Co., Ltd.,’s (the “Registrant” or the “Company”)) majority owned subsidiary TaiAn Ruitai Cellulose Co., Ltd. (“TaiAn”), entered into a Set-Off Agreement (the “Set-Off Agreement”) with Shandong Ruitai Chemical Co., Ltd. (“Shandong Ruitai”) for the purpose of satisfying outstanding debts owed by Shandong Ruitai to TaiAn.  Pursuant to the terms of the Set-Off Agreement, TaiAn agreed to accept a transfer from Shandong Ruitai of 100% of its ownership interest in certain real property located in Beijing, China,  in satisfaction of an outstanding related party loan in the amount  of $31,745,649. The real property transferred to TaiAn, which is  commonly known as Building No. 36, Xibahe Dongli, Chaoyang District, Beijing, China (the “Property”), is a commercial property consisting of approximately 12,000 square meters which contains a fully operational hotel.

In conjunction with execution of the Set-Off Agreement, the parties engaged the firm of CB Richard Ellis Consultant Services (Beijing), Ltd. (“CB Richard Ellis”) to perform an independent appraisal of the Property.  CB Richard Ellis appraised the fair market value of the Property as of December 31, 2009 to be 251,000,000 RMB, or approximately US$36,710,934.  Due to the fact that the appraised value of the Property is more than the outstanding debt owed by Shandong Ruitai, TaiAn has agreed to repay the difference, which is a total of $4,965,285, to Shandong Ruitai over a period of two years.  The outstanding principal due and owing to Shandong Ruitai pursuant to the Set-Off Agreement will accrue interest at a monthly interest rate of 6‰.

Shandong Ruitai is owned by Mr. Xingfu Lu, a director of the Registrant, and Mr. Dianmin Ma, a director of the Registrant and its Chief Executive Officer.  Aside from the foregoing, as of the date of the execution of the Set-Off Agreement, there were no material relationships between the Registrant and Shandong Ruitai.

The foregoing description of the Set-Off Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Set-Off Agreement, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

House Lease Agreement

In conjunction with the entry into the Set-Off Agreement, on January 1, 2009, TaiAn entered into a House Lease Agreement (the “Lease”) with Beijing Shengmei Hotel Management Co., Ltd. (“Beijing Shengmei”) for purposes of leasing the Property to Beijing Shengmei.  Pursuant to the terms of the Lease, TaiAn agreed to lease a total of 12,090 square meters of the Property to Beijing Shengmei at an initial daily rental rate of 1.9 Renminbi per square meter, or approximately $3,385.20 per day.   Pursuant to the terms of the Lease, the rental rate gradually increases over the term of the Lease.  The term of the Lease is for a period of twenty years. The foregoing description of the House Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the House Lease Agreement, which is filed as Exhibit 10.9 hereto and incorporated herein by reference.

The Property is a residential building with 47 apartments and is entirely rented to Beijing Shengmei, operated as a budget hotel, for a period ended March 31, 2028. The Property is held under a land use rights for residential use while the building is currently used as a budget hotel. TaiAn has not obtained approval from local government for the change in the use of the land use rights. If the local government disapproves the change, the Company’s management believes the cost to restore the building for residential use is immaterial and the restoration does not materially affect the fair value of the building.

As of the date of the execution of the House Lease Agreement, there were no material relationships between the Registrant and Beijing Shengmei Hotel Management Co., Ltd.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No. Description
10.8	Set-Off Agreement dated December 31, 2009 by and between TaiAn Ruitai Cellulose Co., Ltd. and Shandong Ruitai Chemical Co., Ltd.
10.9	House Lease Agreement dated January 1, 2010 by and between TaiAn Ruitai Cellulose Co., Ltd. and Beijing Shengmei Hotel Management Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA RUITAI INTERNATIONAL HOLDINGS, CO., LTD.

By:  /s/ Dian Min Ma

Chief Executive Officer

Date: April 15, 2010